UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 1, 2019

NDIVISION INC.

(Exact name of registrant as specified in its charter)

Nevada	47-5133966
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4925 Greenville Avenue, Suite 200, Dallas, TX	75206
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area 214-785-6355

Copies to:

Ken Bart, Esq.

Bart and Associates, LLC

1213 Culbreth Drive

Suite 346

Wilmington, NC 28405

Tel: 720-226-7511

Fax: 720-528-7765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of a Director and Appointment of a New Director

On April 1, 2019, nDivision Inc. (the “Company”) announced that the Board of Directors (the “Board”) of the Company accepted Mr. Wiggins resignation as a member of the Board, effective April 1, 2019 and appointed Mr. Norstrud, the current Chief Financial Officer of the Company, as a member of the Board to replace Mr. Wiggins, effective April 1, 2019.

Mr. Wiggins will continue to serve the Company as the Chief Administrative Officer and there were no disagreements between Mr. Wiggings and the Company on any matter relating to the Company’s operations, policies or practices which resulted in his resignation.

Mr. Norstrud currently serves the Company as the Chief Financial Officer. There are no arrangements or understandings between Mr. Norstrud and any other person pursuant to which he was appointed as a director of the Company. There are no transactions to which the Company is a party and in which Mr. Norstrud has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Mr. Norstrud has no family relationships with any directors or executive officers of the Company.

During the previous five years, Mr. Norstrud, age 45, has been a Consultant of the Company through his consulting firm, Norco Professional Services, along with several other companies. Mr. Norstrud was the Chief Financial Officer of GEE Group Inc. until June 15, 2018, when his resignation became effective, in addition to the interim Chief Executive Officer of Gee Group Inc., during his employment with GEE Group Inc. Previous to GEE Group Inc., Mr. Norstrud was the Chief Financial Officer of both Jagged Peak, Inc. and XPO Logistics.  Mr. Norstrud began his career with PricewaterhouseCoopers where he focused his career on large public entities ranging in several industries, active in mergers and acquisitions, equity transactions and growth.  Mr. Norstrud holds a Bachelor of Arts Degree from Western State College, a Master of Accountancy from the University of Florida, and is a Certified Public Accountant in the State of Florida.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NDIVISION INC.

Date: April 2, 2019	By:	/s/ Alan Hixon
Alan Hixon Chief Executive Officer